EXHIBIT 11.1
AIRPORT SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
NET INCOME PER SHARE COMPUTATION



                                                              Three Months Ended
                                        ------------------------------------------------------------
(In thousands, except per share data)         January 31, 1998                January 31, 1997
                                        -----------------------------    ---------------------------
                                        Net Income   Shares      EPS     Net Income  Shares     EPS
Basic                                      $150       2,230     $0.07      ($98)     2,230    ($0.04)

Effect of dilutive securites -
  options and warrants                                  200                              0
                                                      -----                          -----
Diluted                                    $150       2,430     $0.06      ($98)     2,230    ($0.04)
                                                      =====                          =====

                                                              Nine Months Ended
                                        ------------------------------------------------------------
                                              January 31, 1998                January 31, 1997
                                        -----------------------------    ---------------------------
                                        Net Income   Shares      EPS     Net Income  Shares     EPS
Basic                                      $691       2,230     $0.31       $98      2,230     $0.04

Effect of dilutive securites -
  and warrants                                          192                            170
                                                      -----                          -----
Diluted                                    $691       2,422     $0.29       $98      2,400     $0.04
                                                      =====                          =====




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